Exhibit 99.1

Summit Financial Services Announces First Quarter Results

BOCA RATON, Fla., May 15, 2008 - Summit Financial Services Group, Inc. (OTC Bulletin Board: SFNS) announces financial results for the First Quarter ended March 31, 2008.

First Quarter 2008 v. First Quarter 2007

•	Total revenues decreased approximately 4.8% to $8,724,042 million from $9,161,792 million.

•	Commission revenues decreased approximately 6.2% to $8,273,135 million from $8,823,087 million.

•	Net income decreased approximately 50.9% to $52,264 from $106,455.

Business Overview

The Company is a Florida-based financial services holding company that provides, through its operating subsidiary, Summit Brokerage Services, Inc. (“Summit Brokerage”), a broad range of securities brokerage and investment services to primarily individual investors. Summit Brokerage also sells insurance products, predominantly fixed and variable annuities and life insurance through its subsidiary, SBS Insurance Agency of Florida. Summit Brokerage also provides asset management services through its registered investment advisor, Summit Financial Group, Inc.

Summit Brokerage is registered with the Securities and Exchange Commission (SEC), and is a member of FINRA (f/k/a NASD), the Municipal Securities Rule Making Board, and the National Futures Association. The Company currently offers its services through a network of approximately 215 registered representatives, and its business plan is focused primarily on increasing its network of affiliated registered representatives through recruitment as well as by acquisitions.

Marshall Leeds, the Company’s Chairman, Chief Executive Officer and President, stated: “The first quarter of 2008 represented a challenge for all financial services firms. That said, and as a direct result of the hard work of our advisors and home office support staff, total revenues for the quarter declined by approximately only 5%. Given our continued favorable outlook for the growth of the independent broker-dealer sector, and Summit’s position within it, we remain committed to investing in the personnel and systems necessary to execute our long term future growth plans.”

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

March 31, 2008

	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Cash and cash equivalents	$4,774,373	$4,828,606
Deposit held at clearing broker	128,345	28,144
Commissions receivable	1,351,522	943,117
Other receivables, net	314,054	251,030
Securities owned, at fair value	14,138	23,290
Prepaid expenses	272,897	533,846
Property and equipment at cost, less accumulated depreciation of $152,676 and $134,870	142,890	135,740
Goodwill	500,714	500,714
Customer list, less accumulated amortization of $952,923 and $907,947	134,937	179,913
Deposit	87,313	675,000

TOTAL ASSETS	$7,721,183	$8,099,400

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accounts payable and accrued expenses	$956,250	$1,200,489
Accrued commission expense	1,634,995	1,433,155

TOTAL LIABILITIES	2,591,245	2,633,644
STOCKHOLDERS’ EQUITY
Preferred stock, undesignated; par value $0.0001 per share; authorized 4,850,000 shares; none issued and outstanding	—	—
Preferred stock, Series A, 12% cumulative convertible; par value $0.0001 per share; authorized 150,000 shares; 125,000 issued and outstanding (liquidation preference of $125,000)	13	13
Common stock, par value $0.0001 per share; authorized 100,000,000 shares; 25,870,735 issued and 25,855,823 outstanding at March 31, 2008; 28,249,987 issued and 28,235,075 outstanding at December 31, 2007	2,588	2,825
Additional paid-in capital	9,601,986	10,088,338
Unearned stock-based compensation	(881,726)	(983,982)
Treasury stock (14,912 shares, at cost)	(10,884)	(10,884)
Accumulated deficit	(3,582,039)	(3,630,554)

TOTAL STOCKHOLDERS’ EQUITY	5,129,938	5,465,756

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,721,183	$8,099,400

Condensed Consolidated Statements of Income

March 31, 2008

	For The Three Months Ended March 31,
	2008	2007
	(Unaudited)	(Unaudited)
REVENUES
Commissions	$8,273,135	$8,823,087
Interest and dividends	340,171	267,337
Other	110,736	71,368

	8,724,042	9,161,792

EXPENSES
Commissions and clearing costs	6,820,669	7,291,962
Employee compensation and benefits	1,244,358	1,065,519
Occupancy and equipment	158,322	184,169
Communications	101,031	87,989
Legal, accounting and litigation costs	23,539	(21,459)
Depreciation and amortization	62,781	56,362
Other operating expenses	261,078	390,795

	8,671,778	9,055,337

INCOME BEFORE INCOME TAXES	52,264	106,455

PROVISION FOR INCOME TAXES	—	—

NET INCOME	$52,264	$106,455

BASIC EARNINGS PER SHARE	$0.0019	$0.0038

DILUTED EARNINGS PER SHARE	$0.0016	$0.0035

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	25,866,754	28,210,075

DILUTED	31,194,112	30,036,568

“Forward-looking” Statements

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Any such statements are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934 (as amended), and they involve a number of risks and uncertainties that could cause actual results to differ materially from those that may be anticipated by or from the forward-looking statements. Important factors that could cause such a difference are set forth in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to, investor confidence and the performance of the securities markets, and the availability of suitable candidates for the Company’s acquisition or recruitment.

For additional investor relations information, contact Summit Financial Services Group, Inc., Boca Raton, Florida – Steven C. Jacobs, CFO, 561-338-2600.